                                                                    Exhibit 10.9


CS93-27


                 SPONSORED RESEARCH AGREEMENT FOR CLINICAL STUDY

         Agreement, made this 11th day of February, 1993, by and between THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER (hereinafter referred to as "CANCER CENTER"), a component institution of The University of Texas System (hereinafter referred to as "SYSTEM"), located in Houston, Texas, and Texas Biomedical Development Partners (hereinafter referred to as "SPONSOR"), located in Austin, Texas.

                                   WITNESSETH:

         WHEREAS, CANCER CENTER has research facilities and situations which would allow clinical investigation and study of the "Clinical Protocol for Modification of Oncogene and tumor Suppressor Gene Expression in Non-Small Cell Lung Cancer (NSCLC)" as described in Exhibit I hereinafter referred to as ("Research"), a copy of which is attached hereto and incorporated herein by reference; and

         WHEREAS, both SPONSOR and CANCER CENTER consider it necessary and desirable and desirable to perform the Research;

         NOW, THEREFORE, the parties agree as follows:

1. Evaluation. SPONSOR agrees to engage the services of CANCER CENTER as an independent contractor to perform the Research. The Research will be under the supervision of Jack A. Roth, M.D. (Principal Investigator) at CANCER CENTER, with the assistance of appropriate associates and colleagues at CANCER CENTER as may be required.

2. Research. CANCER CENTER agrees as an independent contractor to conduct the Research. Such Research was originally approved by CANCER CENTER in accordance with CANCER CENTER policy and may be subsequently amended only in accordance with CANCER CENTER policy and the written agreement of CANCER CENTER and SPONSOR as provided for in Article 15 herein below.

3. Invention and Patents.

         a. For all purposes herein, "Invention" shall mean any discovery, concept or idea whether or not patentable or copyrightable, which (i) arises out of work performed pursuant to the obligations of this Agreement; (ii) is conceived and reduced to practice during the term of the Agreement as defined in
Article 13 hereinbelow; and (iii) includes but is not limited to processes, methods, software, formulae, techniques, compositions of matter, devices, and improvements thereof and know-how relating thereto. Inventions made solely by the Principal Investigator and/or other CANCER CENTER personnel as identified in
Article 1 hereinabove or agents of CANCER CENTER shall be the sole property of CANCER CENTER.

         b. In the event that an Invention is made, CANCER CENTER agrees to include such Invention in the Option Agreement of December 17, 1992 (attached hereto as Exhibit III) previously entered in to by CANCER CENTER and SPONSOR and give notice of such Invention to SPONSOR within thirty (30) days of the identification of such Invention.

4. Confidentiality. In the course of work performed pursuant to the Research under this Agreement, should either party provide confidential information to the other party, the recipient party shall, until three (3) years after the termination of this Agreement, maintain the confidentiality of that information as it maintains the confidentiality of its own confidential information, and shall not disclose such confidential information to any other party, nor shall the recipient party disclose the disclosing party's confidential information to the recipient's employees other than those employees having a "need-to-know." Confidential information shall be clearly marked as such. If disclosed orally, the party making the disclosure shall be responsible for clearly informing the recipient party of the confidentiality of the information disclosed. Notwithstanding the other provisions of this paragraph, nothing disclosed hereunder shall be construed as confidential information which:

         a. is or becomes available to the public (except by a breach of this Agreement by a party hereto);

         b. is rightfully received from another party not under obligation of confidentiality to the disclosing party;

         c. is not known by the recipient party, or is independently developed by the recipient party by persons without access to the confidential information;

         d. is approved for release by the party designating the information as confidential;

         e. is not identified as confidential at the time of disclosure;

         f. is not in writing or physical form at time of disclosure or reduced to a written or physical form and identified as confidential within thirty (30) days of disclosure; or

         g. is required to be disclosed under the laws of the United States of America or the State of Texas or other governmental bodies, provided that the parties shall first exhaust all reasonable measures available to protect the confidentiality of such information upon disclosure.

5. Publication Rights. Notwithstanding the provisions of Article 4 of this Agreement, CANCER CENTER may publish scientific papers relating to the collaborative research performed under this Agreement. In the event that CANCER CENTER wishes to publish, CANCER CENTER shall notify SPONSOR of its desire to publish [ * ] in advance of publication and shall furnish to SPONSOR a written description of the subject matter of the publication in order to permit SPONSOR to review and comment thereon.

6. Publicity. CANCER CENTER acknowledges SPONSOR'S intention to distribute periodically information releases and announcements to the news media regarding the progress of research hereunder. SPONSOR shall not release such materials containing the name of CANCER CENTER or any of its employees without prior written approval by an authorized representative of CANCER CENTER, and

      [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

said approval shall not be unreasonably withheld. Should CANCER CENTER reject the news release, CANCER CENTER and SPONSOR agree to discuss the reasons for CANCER CENTER's rejection, and every effort shall be made to develop an appropriate informational news release within the bounds of accepted academic practices. SPONSOR reserves the same right in the event that CANCER CENTER desires to distribute a news release concerning the research program. Nothing herein shall be construed as prohibiting CANCER CENTER or SPONSOR from reporting on this study to a governmental agency.

7. Responsibility. The parties each agree to assume individual responsibility for the actions and omissions of their respective employee, agents and assigns in conjunction with this evaluation.

8. Independent Contractor. SPONSOR will not have the right to direct or control the activities of CANCER CENTER in performing the services provided herein, and CANCER CENTER shall perform services hereunder only as an independent contractor, and nothing herein contained shall be construed to be inconsistent with this relationship or status. Under no circumstances shall CANCER CENTER be considered to be an employee or agent of SPONSOR. This Agreement shall not constitute, create or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.

9. Title to Equipment. CANCER CENTER shall retain title to all equipment purchased and/or fabricated by it with funds provided by SPONSOR under this Agreement.

10. Survivorship. The provisions of Articles 3, 4, 5, 6, and 12 shall survive any expiration or termination of this Agreement.

11. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that SPONSOR may assign this Agreement to any purchaser or transferee of all or substantially all of SPONSOR's business upon prior written notice to CANCER CENTER.

12. Indemnification. CANCER CENTER shall, to the extent authorized under the Constitution and the laws of the State of Texas, hold SPONSOR harmless from liability resulting from the negligent acts or omissions of CANCER CENTER, its agents or employees pertaining to the activities to be carried out pursuant to the obligations of this Agreement; provided, however, that CANCER CENTER shall not hold SPONSOR harmless from claims arising out of the negligence of SPONSOR, its officers, agents or any person or entity not subject to CANCER CENTER's supervision or control.

SPONSOR shall indemnify and hold harmless SYSTEM, CANCER CENTER, their regents, officers, agents and employees from any liability or loss resulting from judgments or claims against them arising out of the activities to be carried out pursuant to the obligations of this Agreement or the use by SPONSOR of the results of the Research, provided, however, that the following is excluded from SPONSOR's obligation to indemnify and hold harmless:

         a. the negligent failure of CANCER CENTER to comply with any applicable governmental requirements; or

         b. the negligence or willful malfeasance by a regent, officer, agent or employee of CANCER CENTER or SYSTEM.


13. Award. SPONSOR agrees to pay CANCER CENTER a fee of Five Hundred Fifteen Thousand and No/100 Dollars ($515,000.00) for expenses and other related costs incurred in conjunction with the Research. This fee, as shown by approximate category of expense in Exhibit II, which is attached hereto and is incorporated herein by reference, for information only, shall be payable in Four (4) equal installments of One Hundred Twenty-Eight Thousand Seven Hundred Fifty and No/100 Dollars ($128,750.00) each by SPONSOR to CANCER CENTER. The first such installment shall be due within thirty (30) days of the date of execution of this Agreement. The subsequent installments shall be due and payable as follows:
(a) three (3) months after execution, (b) six (6) months after execution and (c) nine (9) months after execution.


14. Basic Term. This Agreement shall become effective as of the date first hereinabove written and unless earlier terminated as hereinafter provided, shall continue in force for a period of Eighteen (18) months after the same.

15. Default and Termination. In the event that either party to this Agreement shall be in default of any of its material obligations hereunder and shall fail to remedy such default within [*] after receipt of written notice thereof, the party not in default shall have the option of terminating this Agreement by giving written notice thereof, notwithstanding anything to the contrary contained in this Agreement. Termination of this Agreement shall not affect the rights and obligations of the parties which accrued prior to the effective date of termination. SPONSOR shall pay CANCER CENTER for all reasonable expenses incurred or committed to be expended as of the effective termination date, subject to the maximum amount as specified in Article 13.

16. Entire Agreement. The parties acknowledge that this Agreement and the attached Exhibits hereto represent the sole and entire Agreement between the parties hereto pertaining to the Research and that such supersedes all prior Agreements, understandings, negotiations and discussions between the parties regarding same, whether oral or written. There are no warranties, representations or other Agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto.

17. Reform of Agreement. If any provision of this Agreement is, becomes or is deemed invalid, illegal or unenforceable in any United States jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable; or if it cannot be so amended without materially altering the intention of the parties, it shall be stricken, and the remainder of this Agreement shall remain in full force and effect.

18. Notices. Any notices, statements, payments, or reports required by this Agreement shall be considered given if sent by United States Certified Mail, postage prepaid and addressed as follows:

         If to CANCER CENTER:

                  Michael J. Best
                  Chief Financial Officer
                  The University of Texas M.D. Anderson Cancer Center 1515 Holcombe Blvd.
                  Houston, Texas  77030

         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         If to SPONSOR:

                  David Nance
                  Managing Partner
                  Texas Biomedical Development Partners
                  100 Congress Avenue, Suite 200
                  Austin, Texas  78701

19. Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

20. Governing Law. This Agreement shall be governed and interpreted in accordance with the substantive laws of the State of Texas and with applicable laws of the United States of America.

         IN WITNESS WHEREOF, CANCER CENTER and SPONSOR entered into this Agreement effective as of the date first hereinabove written and have executed three (3) originals each of which are of equal dignity.

TEXAS BIOMEDICAL DEVELOPMENT           THE UNIVERSITY OF TEXAS
PARTNERS                               M.D. ANDERSON CANCER CENTER


By:  /s/ DAVID NANCE                   By  /s/ MICHAEL J. BEST
   -------------------------------       ---------------------------------
         David Nance                            Michael J. Best
         Managing Partner                       Chief Financial Officer


I have read this agreement
and understand my
obligations hereunder:                 CONTENT APPROVED:


By:  /s/ JACK A. ROTH                  By:  /s/ DONNA S. GILBERG
   -------------------------------       ---------------------------------
         Jack A. Roth, M.D.                     Donna S. Gilberg, CPA
         Principal Investigator                 Manager, Sponsored Agreements

                                       FORM APPROVED:


By:  /s/ CHARLES M. BALCH              By:  /s/ MATTHEW E. BURR
   -------------------------------       ---------------------------------
         Charles M. Balch, M.D.                 Matthew E. Burr, J.D.
         Head, Division of Surgery              Legal Services Officer

                               BUDGET FOR PROTOCOL

                                      [ * ]

          [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 AMENDMENT NO. 1

                                       TO

                               RESEARCH AGREEMENT

         This Amendment No. 1 to Research Agreement ("AMENDMENT") is made and entered into as of July 20, 1994 by and between INTRON THERAPEUTICS, INC., a Delaware Corporation ("SPONSOR") and THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER ("CANCER CENTER"), a component institution of the University of Texas System ("SYSTEM").

                                    RECITALS

1. SPONSOR and CANCER CENTER entered into a SPONSORED RESEARCH AGREEMENT FOR CLINICAL STUDY, number CS 93-27, dated as of February 11, 1993 (the "RESEARCH AGREEMENT').

2. SPONSOR, CANCER CENTER and the Regents of the University of Texas System have entered into a PATENT AND TECHNOLOGY LICENSE AGREEMENT dated as of July 20, 1994 (the "LICENSE AGREEMENT").

3. CANCER CENTER and SPONSOR wish to extend the term of the RESEARCH AGREEMENT, acknowledge that the RESEARCH to be conducted thereunder will include matters beyond the clinical trial protocol attached to the RESEARCH AGREEMENT as originally executed, and that SPONSOR will have the option to include within the LICENSED SUBJECT MATTER under the LICENSE AGREEMENT any intellectual property that is made in the course of performing under the RESEARCH.

         NOW, THEREFORE, it is hereby agreed as follows:

         a. DEFINITIONS. Any capitalized terms that are not otherwise defined herein shall be as in the RESEARCH AGREEMENT or the LICENSE AGREEMENT. In addition, for all purposes of this AGREEMENT, the term "RESEARCH" shall be deemed to include all work of CANCER CENTER personnel in performing the clinical trial described int he protocol attached as Exhibit 1 and as modified from time to time, as well as any work that is performed by Dr. Jack A. Roth or other CANCER CENTER personnel comprising additional research projects described in Attachment A-n, where n represents the ordinal number of a particular project.

         b. Invention and Patents. Section 3 of the RESEARCH AGREEMENT shall be amended as follows:

                  1. So much of Section 3(a) of the RESEARCH AGREEMENT as reads "(i) arises out of work performed pursuant to the obligations of this AGREEMENT' is hereby amended to read "(i) arises out of the Research;".

                  2. Paragraph (b) of Section 3 is hereby deleted and replaced in its entirety with the following:

                  "b. In the event that an Invention is made, CANCER CENTER shall notify SPONSOR, which notice shall reference this Section 3 and include a description of the Invention in reasonable detail. SPONSOR shall have the-option to include all worldwide patent rights with respect to such Invention within the "EXISTING PATENT RIGHTS" under Section 2.3(a) of the LICENSE AGREEMENT," and to include related information, know-how, biological materials and the like within the TECHNOLOGY RIGHTS under the LICENSE AGREEMENT. To exercise such option with respect to any particular Invention, SPONSOR shall so notify CANCER CENTER within 120 days after receipt of CANCER CENTER's notice thereof as described above. Promptly following such exercise, the parties shall revise Schedule A to the LICENSE AGREEMENT to reflect the additional patent applications so included. CANCER CENTER warrants to SPONSOR that CANCER CENTER has the right to grant to SPONSOR the option and rights contemplated in this Section 3 and that upon exercise of the option described herein with respect to any Invention, all worldwide patent rights therein will be included under the LICENSE AGREEMENT."

         c. Term. Section 14 of the RESEARCH AGREEMENT is hereby amended by adding to the end thereof the following: "Following such initial Eighteen (18) month period, unless earlier terminated as provided in Section 15, this Agreement shall continue in full force and effect until terminated by either party for any reason on ninety (90) days prior written notice to the other party."

         d. Other. Except as expressly provided in this AMENDMENT, all other terms, conditions and provisions of the RESEARCH AGREEMENT shall continue in effect as provided therein.

         IN WITNESS WHEREOF, CANCER CENTER and SPONSOR entered into this AMENDMENT effective as of the date first hereinabove written and have executed three (3) originals each of which are of equal dignity.

         IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the date first above written.

TEXAS BIOMEDICAL DEVELOPMENT           THE UNIVERSITY OF TEXAS
PARTNERS                               M.D. ANDERSON CANCER CENTER


By:  /s/ DAVID NANCE                   By  /s/ MICHAEL J. BEST
   -------------------------------       ---------------------------------
         David Nance                            Michael J. Best
         Managing Partner                       Chief Financial Officer


I have read this agreement
and understand my
obligations hereunder:                 CONTENT APPROVED:


By:  /s/ JACK A. ROTH                  By:  /s/ DONNA S. GILBERG
   -------------------------------       ---------------------------------
         Jack A. Roth, M.D.                     Donna S. Gilberg, CPA
         Principal Investigator                 Manager, Sponsored Agreements

                                       FORM APPROVED:


By:  /s/ HELMUTH GOEPFERT              By:      Not applicable
   -------------------------------       ---------------------------------
         Helmuth Goepfert, M.D.                 Matthew E. Burr, J.D.
         Head, Division of Surgery and          Legal Services Officer
         Anesthesiology (Ad interim)

                                    EXHIBIT 1

                                    PROTOCOL

                                      [*]


         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 AMENDMENT NO. 2

                                       TO

                            CLINICAL STUDY AGREEMENT


STATE OF TEXAS
COUNTY OF HARRIS

         AMENDMENT, effective this 1st day of January, 1995, between THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER (hereinafter referred to as"CANCER CENTER"), a component of THE UNIVERSITY OF TEXAS SYSTEM (hereinafter referred to as "SYSTEM") located at Houston, Texas, and INTROGEN THERAPEUTICS, formerly Intron Therapeutics, Inc. (hereinafter referred to as "SPONSOR"), of the Clinical Study Agreement made by these parties and dated the 11th day of February, 1993 and amended the 20th day of July, 1994, regarding research on the evaluation and study of the "Clinical Protocol for Modification of Tumor Supressor Gene Expression in Non-Small Cell Lung Cancer with a Retroviral Vector Expressing Wildtype (normal) p53).

1. CANCER CENTER and SPONSOR agree that the period of work identified in the original Clinical Study Agreement shall be extended to the later of February 29, 1996 or the completion of the project.

2. CANCER CENTER and SPONSOR agree that the work to be done during this extended work period will be performed according to the procedures described in the revised workscope, the title of which is "Clinical Protocol for Modification of Tumor Supressor Gene Expression in Non-Small Cell Lung Cancer with a Retroviral Vector Expressing Wildtype (normal) p53", a copy of which is attached hereto as
Exhibit I and incorporated herein by reference. The workscope has been amended and approved in accordance with institutional policy. The Clinical Study Agreement may be extended by the SPONSOR upon notification to CANCER CENTER and Investigator to provide CANCER CENTER and Investigator with the funds needed to complete the research provided the research is within the workscope as herein described.

3. CANCER CENTER and SPONSOR agree that the specific additional costs associated with this work [ * ].

4. SPONSOR and CANCER CENTER agree that payment of amounts by SPONSOR shall be made [ * ].

         OTHERWISE, the terms and provisions of the original Agreement executed on the 11th day of February, 1993 and amended on the 20th day of July, 1994 by and between the parties hereto shall remain in full force and effect, provided, however, that in the event of a conflict in the terms and conditions between this Amendment No. 2 and the Clinical Study Agreement, the terms and conditions of this Amendment shall prevail.

         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         IN WITNESS WHEREOF, the parties have executed two (2) original counterparts of this Amendment No. 2, each of which are of equal dignity and effective as of the date first hereinabove written.

INTROGEN THERAPEUTICS                  THE UNIVERSITY OF TEXAS
                                       M.D. ANDERSON CANCER CENTER


By:  /s/ DAVID NANCE                   By  /s/ DONNA S. GILBERG
   -------------------------------       ----------------------------------
         David Nance                            Donna S. Gilberg, CPA
         President                              Manager, Sponsored Programs


Date:    6/24/95                       Date:  6/22/95
     -----------------------------          -------------------------------

                                       I have read this agreement and
                                       understand my obligations hereunder:


                                       By:  /s/ JACK A. ROTH
                                         ----------------------------------
                                                Jack A. Roth, M.D.
                                                Principal Investigator


                                       By:  /s/ HELMUTH GOEPFERT
                                         ----------------------------------
                                                Helmuth Goepfert, M.D.
                                                Ad Interim Head, Div. of Surgery

Payment Mailing Address:

The University of Texas
M.D. Anderson Cancer Center
Attn.:  Manager, Sponsored Programs
P.O. Box 297402
Houston, Texas  77297
Tax ID:  74-6001118-A1

                                    EXHIBIT 2

                                     BUDGET

                                      [ * ]

         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 AMENDMENT NO. 3

                                       TO

                            CLINICAL STUDY AGREEMENT

         AMENDMENT, effective this 31st day of December, 1995, between THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER (hereinafter referred to as "CANCER CENTER"), a component of THE UNIVERSITY OF TEXAS SYSTEM (hereinafter referred to as "SYSTEM") located at Houston, Texas, and INTROGEN THERAPEUTICS (hereinafter referred to as "SPONSOR"), of the Sponsored Research Agreement made by these parties and dated the 11th day of February, 1993 and subsequently amended, regarding research on the evaluation and study of the tumor suppressor gene expression in non-small cell lung cancer.

1. CANCER CENTER and SPONSOR agree that the period of work identified in the original Clinical Study Agreement shall be extended to December 31, 1996. Thereafter, this Agreement can be extended for additional annual periods upon the mutual written consent of CANCER CENTER and SPONSOR.

2. CANCER CENTER and SPONSOR agree that the work to be done during this extended work period will be performed according to the procedures described in the additional Protocol, the title of which is "Modification of Tumor Suppressor Gene Expression and Induction of Apoptosis in Non-Small Cell Lung Cancer (NSCLC) with an Adenovirus Vector Expressing Wildtype p53 and Cisplatin," a copy of which is attached hereto as Exhibit I and incorporated herein by reference. The Protocol has been approved in Accordance with institutional policy.

3. Award. During the term of this Amendment as set forth herein and in consideration for CANCER CENTER's performance of the Protocol, SPONSOR agrees to pay CANCER CENTER a fee [ * ].

4. ACCESS TO INFORMATION. All results of and information arising from the Research shall be made available and accessible to SPONSOR by CANCER CENTER. SPONSOR shall have the right to obtain copies or duplicates of such results and information on a timely basis, in either written or electronic form, upon SPONSOR giving CANCER CENTER reasonable notice of SPONSOR's desire to obtain such results and information.

         OTHERWISE the terms and provisions of the original Agreement executed on the 11th day of February, 1993 and subsequently amended by and between the parties hereto shall remain in full force and effect, provided, however, that in the event of a conflict in the terms and conditions between this Amendment No. 3 and the Clinical Study Agreement, the terms and conditions of this Amendment shall prevail.

         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         IN WITNESS WHEREOF, the parties have executed two (2) original counterparts of this Amendment No. 3, each of which are of equal dignity and effective as of the date first hereinabove written.

INTROGEN THERAPEUTICS                  THE UNIVERSITY OF TEXAS
                                       M.D. ANDERSON CANCER CENTER


By:  /s/ DAVID NANCE                   By  /s/ DONNA S. GILBERG
   -------------------------------       ----------------------------------
         David Nance                            Donna S. Gilberg, CPA
         President                              Manager, Sponsored Programs


Date:    12/28/95                       Date: 12/31/95
     -----------------------------          -------------------------------

                                       I have read this agreement and
                                       understand my obligations hereunder:


                                       By:  /s/ JACK A. ROTH
                                         ----------------------------------
                                                Jack A. Roth, M.D.
                                                Principal Investigator


                                       By:  /s/ HELMUTH GOEPFERT
                                         ----------------------------------
                                                Helmuth Goepfert, M.D.
                                                Ad Interim Head, Div. of Surgery

Payment Mailing Address:

The University of Texas
M.D. Anderson Cancer Center
Attn.:  Manager, Sponsored Programs
P.O. Box 297402
Houston, Texas  77297
Tax ID:  74-6001118-A1

                                    PROTOCOL

                                      [ * ]


              THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER

                                INFORMED CONSENT

Protocol Title:   Clinical Protocol for Modification of Tumor Suppressor Gene
                  Expression in Non-Small Cell Lung Cancer (NSCLC) with a
                  Retroviral Vector Expressing Wildtype (normal) p53

1.
     ---------------------           -----------------
     Participant's Name                 I.D. Number

You have the right to know about the procedures that are to be used in your participation in clinical research so as to afford you an opportunity to make the decision whether or not to undergo the procedure after knowing the risks and hazards involved. This disclosure is not meant to frighten or alarm you; it is simply an effort to make you better informed so that you may give or withhold your consent to participate in clinical research. This informed consent does not supersede other consents you may have signed.

DESCRIPTION OF RESEARCH

2. PURPOSE OF THE STUDY: Some lung cancers seem to arise because problems occur in a part of the cells (a particular gene called "p53") that usually stops cancer. In this clinical research study the investigators are trying to insert a normal copy of the p53 gene into the lung cancer cells to see if this will cause the cancer cells to stop growing. As a "vector", that is, as a vehicle to get the p53 gene into the cells, the investigators will use a retrovirus (a modified leukemia virus) that has been altered so it cannot reproduce itself. Because the investigators are at an early stage in the research, the investigators do not expect to cure the patients who participate; instead, the immediate purpose of the study is to find out what dose of vector can be used without harming patients and whether the introduced p53 genes will cause cancer cells to stop growing.

3. DESCRIPTION OF RESEARCH: The experimental protocol is as follows: Patients for this study will be selected from among patients with non-small cell lung cancer who are not now candidates for radiation therapy or surgery. Patients with local tumors that cannot be removed with surgery or have recurred after radiation can participate. It is not necessary that the patient received chemotherapy (drugs) alone but-chemotherapy may be an alternative treatment. These tumors will be directly injected with the retrovirus. Patients who have known tumors within their airway can also participate. These patients are scheduled to have bronchoscopic exams as part of their evaluation under either local anesthesia or general anesthesia. The surgeon performs an examination using a regular white light source to illuminate the tracheobronchial tree. If a tumor is found that is obstructing a

                                                                         [STAMP]



[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     portion of the tracheobronchial tree, that patient will be considered eligible for the study. It must also be possible to reduce the number of tumor cells to a small amount, with removal through the bronchoscope or laser treatment. Costs directly related to this research will not be the responsibility of the patient. These costs will be the responsibility of the sponsor of this research.

     The tumor must have a specific gene mutation in it. It may be possible to find this mutation in specimens from previous biopsies. However, if these are not available, new biopsies must be performed. If the new biopsy material does not show the mutation, the patient cannot participate in the study. The residual tumor will be injected daily for 5 consecutive days with a retrovirus containing a gene that may be able to correct an abnormality detected in the cancer cells. This treatment may be repeated in three months as long as there is evidence that the tumor is not growing and that the treatment appears safe. The cost of the routine bronchoscopy and biopsies which are part of the work up of patient's condition shall be his/her responsibility. A maximum of 14 patients will be entered in the study.

     The investigators wish to follow the patient's medical condition for the rest of the patient's life. If the patient should move, the patient should notify Dr. Roth's office.

     PERMISSION FOR AUTOPSY: In case of death, the family of the patient will be asked for an autopsy because an accurate documentation of the precise cause of death may be important to all future patients.

4.   RISKS, SIDE EFFECTS AND DISCOMFORTS TO PARTICIPANTS

     A few additional biopsies will be required. A bronchoscopic biopsy samples a very tiny piece of the mucosa inside the lung. Risks of biopsies include hemoptysis (coughing up blood), which is usually transient and self limited. Severe hemorrhage requiring emergency maneuvers such as intubation and thoracotomy is exceedingly rare. Although extremely rare, any experimental procedure may result in unforeseen risks. Appropriate medical therapy will be made available for the treatment of such side effects.

     4a. This clinical procedure may involve unforeseeable risks to unborn children, therefore, the participants should practice adequate methods of birth control throughout the period of their involvement in the clinical study if they are sexually active. To help prevent injury to children, the female participants should refrain from breast feeding during participation in the clinical research study.

     4b. Possibility of Causing a New Cancer. It is possible that the research could cause cancer in normal cells but the investigators believe the risk is very small particularly because the investigators test the material that is injected to make sure it does not contain disease-causing viruses.

         Risk from murine retrovirus. The retrovirus derived from the Moloney murine leukemia virus is modified so that it no longer contains intact viral genes. Thus it cannot produce an intact infectious virus. Therefore, the risk of getting a virus infection is extremely low.

     4c. A small amount of protamine is added to the retroviral mixture.
         Infrequent allergic reactions and low blood pressure have occurred as side-effects when this drug is given. These are very unlikely to occur with the small dose given.

5. POTENTIAL BENEFITS: The primary purposes of this study are scientific, namely, to test the safety of the procedure and to see whether the injected gene will function in the cancer cells. If this happens, there might be a potential therapeutic benefit to subjects, depending on how much of their cancer is destroyed. It is possible that injection of the retrovirus will slow the growth of the tumor and prevent further blockage of the lung. The main benefit expected is advancing knowledge and developing future studies and treatments rather than curing the patient-subjects who participate in this study, although that is always a possibility.

6. ALTERNATE PROCEDURES OR TREATMENTS: Patients will be eligible for this study if conventional therapy such as surgery or external beam radiation therapy has already been performed or cannot be done.

UNDERSTANDING OF PARTICIPANTS

7. I have been given an opportunity to ask any question concerning the procedure involved and the investigator has been willing to reply to my inquiries. This procedure will be administered under the above numbered, titled and described clinical research protocol at this institution. I hereby authorize Dr. Jack A. Roth, the attending physician/investigator, and designated associates to administer the treatment.

8. I have been told and understand that my participation in this clinical research study is voluntary. I may decide not to participate, or withdraw my consent and discontinue my participation at any time. Such action will be without prejudice and there shall be no penalty or loss of benefits to which I may otherwise be entitled, and I will continue to receive treatment by my physician at this institution.

     Should I decide not to participate or withdraw my consent from participation in this clinical research, I have been advised that I should discuss the

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     consequences or effects of my decision with my physician.

     In addition, I understand that the investigator may discontinue the clinical research study if, in the sole opinion and discretion of the investigator, the study or treatment offers me little or no future benefit, or the supply of medication ceases to be available or other causes prevent continuation of the clinical research study. The investigator will notify me should such circumstances arise and my physician will advise me about available treatments which may be of benefit at that time.

     I will be informed of any new findings developed during the course of this clinical research study which might be relevant to my willingness to continue participation in the study.

9. I have been assured that confidentiality will be preserved, except that qualified monitors from Microbiological Associates, Inc., the Food and Drug Administration, or National Cancer Institute may review my records where appropriate and necessary. Qualified monitors shall include assignees authorized by the Surveillance Committee of this institution provided that confidentiality is assured and preserved. My name will not be revealed in any reports or publications resulting from this study without my expressed consent.

10. I have been informed that, should I suffer any injury as a result of participation in this research activity, reasonable medical facilities are available for treatment at this institution. I understand, however, that I cannot expect to receive any credit or reimbursement for expenses from this institution or any financial compensation from this institution for such injury.

11. I have been informed that I should inquire of the attending physician whether or not there are any services, investigational agents or devices, and/or medications being offered by the sponsor of this clinical research project at a reduced cost or without cost.

     Costs related to my medical care, including expensive tests or procedures that may be required by this clinical research study, shall be my responsibility unless the sponsor or other agencies contribute toward said costs. Clarification of specific cost issues may be addressed in section 3 of this informed consent. I have been given the opportunity to discuss the expenses or costs associated with my participation in this research activity.

12. It is possible that this research project will result in the development of beneficial treatments, devices, new drugs, or possible patentable procedures, in which event I understand that I cannot expect to receive any compensation or benefits from the subsequent use of information acquired and development through my participation in this research project.

13. I understand that refraining from breast feeding and practicing effective contraception is medically necessary and a prerequisite for my participation in this clinical research study. Should contraception be interrupted or if there is any suspicion of pregnancy, my participation in this clinical research study will be terminated at the sole discretion of the investigator.

14. I may discuss any questions or problems during or after this study with Dr. Jack A. Roth at (713) 792-6932. In addition, I may discuss any problems I may have or any questions regarding my rights during or after this study with the Chairman or the Surveillance Committee at
     (713) 792-3220 and may in the event any problem arises during this clinical research contact the parties named above.

CONSENT

Based upon the above, I consent to participate in the research and have received a copy of the consent form.



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DATE                                    SIGNATURE OF PARTICIPANT



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WITNESS OTHER THAN PHYSICIAN            SIGNATURE OF PERSON
OR INVESTIGATOR                         RESPONSIBLE & RELATIONSHIP

I have discussed this clinical research study with the Participant and/or his or her authorized representative using language which is understandable and appropriate. I believe that I have fully informed this participant of the nature of this study and its possible benefits and risks, and I believe the participant understood this explanation.

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                                   PHYSICIAN/INVESTIGATOR



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